Exhibit 1.1

UNDERWRITING AGREEMENT

between

NATURE’S MIRACLE HOLDING INC

and

EF HUTTON LLC

i

NATURE’S MIRACLE HOLDING INC

UNDERWRITING AGREEMENT

New York, New York

July 25, 2024

EF Hutton LLC

590 Madison Avenue, 39th Floor

New York, New York 10022

Ladies and Gentlemen:

The undersigned, Nature’s Miracle Holding Inc, a corporation formed under the laws of the State of Delaware (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries, the “Company”), hereby confirms its agreement (this “Agreement”) with EF Hutton LLC (hereinafter referred to as “you” (including its correlatives) acting as the sole underwriter (the “Underwriter”), as follows:

1. PURCHASE AND SALE OF SHARES.

1.1. Firm Securities.

1.1.1. Nature and Purchase of Firm Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter an aggregate of 5,000,000 units, (each, a “Unit” and collectively, the “Units”), with each Unit comprised of (i) one share of Common Stock (the “Common Stock”) of the Company, par value $0.0001 per share (the “Firm Shares”) and (ii) one warrant in the form of Exhibit A to purchase one share of Common Stock at an exercise price of $0.24 per share (100% of the offering price per Unit) (the “Firm Warrants”).

(ii) The purchase price for one Unit shall be $0.24. The Units are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof). The purchase price for each Unit will be allocated at $0.23 per Firm Share and $0.01 per Firm Warrant.

(iii) To the extent that the purchase of Firm Shares would cause the beneficial ownership of a purchaser in the Offering, together with its affiliates and certain related parties, to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of Common Stock, the Company agrees to issue the Underwriter, for delivery to such purchasers, at the election of the purchasers, a number of shares of pre-funded Units (the “Firm Pre-Funded Units”, together with the Units, the “Closing Units”). Each Firm Pre-Funded Unit consists of: (i) one pre-funded warrant exercisable for one share of Common Stock in the form of Exhibit B (the “Firm Pre-Funded Warrant” and collectively with the Firm Shares and Firm Warrants, the “Firm Securities”) and (ii) one Firm Warrant.

(iv) The purchase price of each Pre-Funded Unit will be equal to the price per Unit being sold in the Offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.0001 per share. The purchase price for each Pre-Funded Unit will be allocated as $0.2299 per Pre-Funded Warrant and $0.01 per Firm Warrant.

1.1.2. Payment and Delivery of Securities.

(i) Delivery and payment for the Units and/or Pre-Funded Units shall be made at 10:00 a.m., Eastern time, on the first (1st) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the second (2nd) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time) or at such earlier or later time as shall be agreed upon by the Underwriter and the Company, at the offices of Lucosky Brookman LLP, 10 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830, Attn. Joseph Lucosky (”Underwriter’s Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for Units and/or Pre-Funded Units (as applicable) is called the ”Closing Date.”

(ii) Payment for the Units and/or Pre-Funded Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriter) representing the Units and/or Pre-Funded Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriter. The Units and/or Pre-Funded Units shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Units and/or Pre-Funded Units except upon tender of payment by the Underwriter for all of the Units and/or Pre-Funded Units. The term “Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(iii) The Closing Units have no stand-alone rights or obligations and will not be certificated or issued as stand-alone securities. The Firm Shares, the Firm Pre-Funded Warrants, and the Firm Warrants, as the case may be, comprising the Closing Units are immediately separable and will be issued separately at the Closing.

1.2. Over-allotment Option.

1.2.1. Option Securities. For the purposes of covering any over-allotments in connection with the distribution and sale of the Units, the Company hereby grants to the Underwriter an option (the “Over-allotment Option”) to purchase up to 750,000 shares of Common Stock (15% of the Firm Shares sold as part of the Units in this Offering) at a purchase price per share of $0.23 (100% of the public offering price allocated to each Firm Share)(the “Option Shares” and together with the Firm Shares, the “Shares”) and/or 750,000 Firm Warrants to subscribe for an aggregate of 750,000 shares of Common Stock (15% of the Firm Warrants sold as part of the Units and/or Pre-Funded Units in this offering) at an exercise price of $0.24 (100% of the offering price per Unit) (the “Option Warrants”) and/or nil Pre-Funded Warrants to subscribe for up to nil shares of Common Stock at a price of $0.2299 (100% of the public offering price allocated to each Firm Share less $0.0001) and the remaining non pre-funded exercise price of each Pre-Funded Warrant will be $0.0001 per share (“Option Pre-Funded Warrant”, and together with the Firm Warrants and Option Warrants, the “Warrants”), which may be purchased in any combination of Option Shares and/or the Option Warrants. The Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares”. The Option Shares, Option Pre-Funded Warrants and the Option Warrants are collectively referred to as the “Option Securities”. The Firm Securities and the Option Securities are collectively referred to as the “Public Securities.” The offering and sale of the Public Securities is herein referred to as the “Offering.”

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Securities within forty-five (45) days after the Effective Date. The Underwriter shall not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriter, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares and accompanying Option Warrants to be purchased and the date and time for delivery of and, where relevant, the payment for the Option Shares and/or the pre-funded exercise price for the Pre-Funded Option Warrants (each, an “Option Closing Date”), which shall not be later than one (1) Business Day after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of Underwriter’s Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and, where relevant, payment for the Option Shares and/or the pre-funded exercise price for the pre-funded Option Warrants does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Securities, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Securities specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Securities and payment of the pre-funded exercise price for the Pre-Funded Warrants to be delivered in respect of the Over-allotment Option shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriter) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriter. The Option Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least one (1) Business Day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Securities and/or relevant Pre-Funded Warrants except upon tender of payment by the Underwriter for applicable Option Securities and/or pre-funded exercise price in respect of the relevant Pre-Funded Warrants.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-280066), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Securities Act”). Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits, and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A (the “Rule 430A Information”) of the rules and regulations of the Commission promulgated thereunder (the “Securities Act Regulations”), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated July 22, 2024, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriter for use in the Offering, that includes the Rule 430A Information, is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means 5:00 p.m., Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 1 hereto, all considered together.

2.1.2. Pursuant to the Exchange Act. The registration of the Common Stock pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is effective. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2. Stock Exchange Listing. The Common Stock and the Warrant Shares been approved for listing on The Nasdaq Capital Market (the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock or the Warrant Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as set forth in reports filed by the Company with the Commission.

2.3. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4. Disclosures in Registration Statement.

2.4.1. Compliance with Securities Act and 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriter for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s EDGAR filing system (“EDGAR”), except to the extent permitted by Regulation S-T promulgated under the Securities Act (“Regulation S-T”).

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict in any material respect with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the name of the Underwriter, the information in the second paragraph under the subheading titled “Discounts, Commissions and Expenses” and the information under the subheadings titled “Price Stabilization, Short Positions, and Penalty Bids” and “Electronic Distribution” (the “Underwriter’s Information”).

(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes, or will include an untrue statement of a material fact or omitted, omits, or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter’s Information.

2.4.1. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and, the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for such defaults that would not reasonably be expected to result in a Material Adverse Change (as defined in Section 2.5.1 below). To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order, or decree of any governmental or regulatory agency, authority, body, entity or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change as defined in Section 2.5.1 below.

2.4.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus of filings made by the Company with the Commission.

2.4.4. Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign laws, rules and regulations relating to the Offering and the Company’s business as currently conducted or contemplated are correct and complete in all material respects and no other such laws, rules, or regulations are required under the Securities Act and the Securities Act Regulations to be disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus which are not so disclosed.

2.4.5. No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

2.5. Changes After Dates in Registration Statement.

2.5.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company or its Subsidiaries taken as a whole, nor to the Company’s knowledge, any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets, or prospects of the Company or its Subsidiaries taken as a whole (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company or its Subsidiaries, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.5.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6. Disclosures in Commission Filings. None of the Company’s filings with, or other documents furnished to, the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter’s Information. The Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

2.7. Independent Accountant. To the knowledge of the Company, WWC, P.C. (the “Auditor”) whose reports are filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package, and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditors have not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.8. Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package, or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package, or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package, and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, (a) since the date of the last balance sheet included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the ordinary course of business, any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt. The Company represents that it has no direct or indirect subsidiaries other than those listed in Exhibit 21.1 to the Registration Statement.

2.9. Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the duly authorized, issued, and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company will have on the Closing Date the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package, and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights, or convertible securities.

2.10. Valid Issuance of Securities, etc.

2.10.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or the ability to force the Company or any of its Subsidiaries to repurchase such securities with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal, or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock, preferred shares, and any other securities outstanding or to be outstanding upon consummation of the Offering conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. The offers and sales of the outstanding shares of Common Stock, options, warrants, and other outstanding securities convertible into or exercisable for shares of Common Stock, were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements. The description of the Company’s stock option, stock bonus, and other related plans or arrangements, and options and/or other rights granted thereunder, as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options, and rights.

2.10.2. Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid, and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are and will be free from all preemptive rights of any holders of any security of the Company, or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance, and sale of the Public Securities has been duly and validly taken.

2.11. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus or reports filed by the Company with the Commission, no holders of any securities of the Company or any options, warrants, rights, or other securities exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in the Registration Statement or any other registration statement to be filed by the Company.

2.12. Validity and Binding Effect of Agreements. The execution, delivery, and performance of this Agreement and Warrants have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.13. No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement, and Warrants, and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination, or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, or any other agreement or instrument to which the Company is a party or as to which any property of the Company is a party except breaches, conflicts, or defaults that would not reasonably be expected to result in a Material Adverse Change; (ii) result in any violation of the provisions of the Company’s Articles of Incorporation (as the same have been amended or restated from time to time, the “Charter”) or the bylaws of the Company; or (iii) violate in any material respect any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity as of the date hereof having jurisdiction over the Company.

2.14. No Defaults; Violations. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, no default exists in the due performance and observance of any term, covenant, or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject except for any such default that would not be reasonably expected to result in a Material Adverse Change. The Company is not in violation of any term or provision of its Charter or bylaws, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, or decree of any Governmental Entity, except for such violations that would not be reasonably expected to result in a Material Adverse Change.

2.15. Corporate Power; Licenses; Consents.

2.15.1. Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company has all requisite corporate power and authority, and has all consents, authorizations, approvals, licenses, certificates, clearances, permits, and orders and supplements and amendments thereto (collectively, “Authorizations”) of and from all Governmental Entities that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for such Authorizations, the absence of which would reasonably be expected to have a Material Adverse Change.

2.15.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all Authorizations required in connection therewith have been obtained. No Authorizations of, and no filing with, any Governmental Entity, the Exchange, or another body is required for the valid issuance, sale, and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except with respect to applicable Securities Act Regulations, state securities laws, and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any required Nasdaq notification filing.

2.16. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Insiders as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus provided to the Underwriter, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.17. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation, or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, filings made by the Company with the Commission or in connection with the Company’s listing application for the listing of the Common Stock on the Exchange.

2.18. Good Standing. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

2.19. Insurance. The Company carries or is entitled to the benefits of insurance (including, without limitation, as to directors and officers insurance coverage), with reputable insurers, in such amounts and covering such risks which the Company believes are adequate as are customary for companies engaged in similar business, and to the Company’s knowledge all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

2.20. Transactions Affecting Disclosure to FINRA.

2.20.1. Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, there are no claims, payments, arrangements, agreements, or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriter’s compensation, as determined by FINRA.

2.20.2. Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company has not made any direct or indirect payments in connection with the Offering (in cash, securities, or otherwise) to: (i) any person, as a finder’s fee, consulting fee, or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriter as provided hereunder in connection with the Offering.

2.20.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.20.4. FINRA Affiliation. To the Company’s knowledge, there is no (i) officer or director of the Company, (ii)  beneficial owner of ten percent (10%) or more of any class of the Company’s securities, or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the one hundred eighty (180)-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.20.5. Information. All information provided by the Company in its FINRA questionnaire to Underwriter Counsel specifically for use by Underwriter Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct, and complete in all material respects.

2.21. Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, or affiliate of the Company and its Subsidiaries or any other person acting on behalf of, and with authority from, the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift, or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee, or agent of a customer or supplier, or official or employee of any Governmental Entity (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change, or (iii) if not continued in the future, might adversely affect the assets, business, operations, or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.22. Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, or affiliate of the Company and its Subsidiaries or any other person acting on behalf of, and with authority from, the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.23. Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit, or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.24. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Underwriter’s Counsel on the Closing Date or on the Option Closing Date shall be deemed a representation and warranty by the Company to the Underwrite as to the matters covered thereby.

2.25. Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, directors and each owner of 5% or more of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Underwriter an executed Lock-Up Agreement, in a form substantially similar to that attached hereto as Exhibit C (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.26. Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business, or operations of the Company taken as a whole. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus.

2.27. Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus that have not been described as required under the Securities Act and the Securities Act Regulations.

2.28. Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

2.29. Sarbanes-Oxley Compliance.

2.29.1. Disclosure Controls. Except as disclosed in the reports that the Company files with the Commission, of reports that the Company files with the Commission, the Company has developed and currently maintains disclosure controls and procedures that comply in all material respects with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and except as disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, or the reports that Company files with the Commission, such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.29.2. Compliance. The Company is and at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and has taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

2.30. Accounting Controls. Except as disclosed in the reports that the Company files with the Commission, the Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus or the reports that the Company files with the Commission, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.31. No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.32. No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. The Company is not aware that any officer, key employee, or significant group of employees of the Company plans to terminate employment with the Company.

2.33. Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, and similar rights (“Intellectual Property Rights”) and necessary for the conduct of the business of the Company and each of its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee, or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change: (A) to the knowledge of the Company, there is no infringement, misappropriation, or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company infringes, misappropriates, or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses, or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package, and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors, or employees, or otherwise in violation of the rights of any persons.

2.34.       Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary except those that are being contested in good faith or as would not have, individually or in the aggregate, result in a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. To the Company’s knowledge, there are no tax liens against the assets, properties, or business of the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.35. ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.36. Compliance with Laws. Each of the Company and each Subsidiary: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the business of the Company as currently conducted (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any warning letter, untitled letter, or other correspondence or notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (C) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except where the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not result in a Material Adverse Change; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, or other action from any Governmental Entity or third party alleging that any activity conducted by the Company is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation, or proceeding; (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify, or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action; and (F) has filed, obtained, maintained, or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except where the failure to be so in compliance would not, individually or in the aggregate, result in a Material Adverse Change.

2.37. [Reserved].

2.38. Environmental Laws. The Company is in compliance with all foreign, federal, state, and local rules, laws, and regulations relating to the use, treatment, storage, and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree, or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree, or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Change; and there has been no disposal, discharge, emission, or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Change. In the ordinary course of business, the Company conducts periodic reviews of the effect of Environmental Laws on its business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties, or compliance with Environmental Laws or governmental permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Change.

2.39. Title to Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus or the reports the company files with the Commission, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims, and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, are, to the Company’s knowledge, in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

2.40.   Contracts Affecting Capital. There are no transactions, arrangements, or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

2.41.   Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries, or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.42.   Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the Effective Date and at the time of any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the Effective Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.43.   Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

2.44.   Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package, and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.45.   Electronic Road Show. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.46.   Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Public Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.47.   Dividends and Distributions. Except as disclosed in the Pricing Disclosure Package, Registration Statement, and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock (to the extent that any such prohibition or restriction on dividends and/or distributions would have a material effect to the Company), from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as may otherwise be provided in current loan or mortgage-related documents.

2.48.   Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package, or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.49.   Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.50.   Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee, or consultant of the Company or any Subsidiary is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer (other than the Company) or prior employer that could materially affect his or her ability to be and act in his or her respective capacity of the Company or such Subsidiary or be expected to result in a Material Adverse Change.

2.51.   Corporate Records. The minute books of the Company have been made available to the Underwriter and Underwriter Counsel and such books (i) contain minutes of all material meetings and actions of the Board of Directors (including each board committee) and stockholders of the Company, and (ii) reflect all material transactions referred to in such minutes.

2.52.   Diligence Materials. The Company has provided to the Underwriter and Underwriter’s Counsel all materials required or necessary to respond in all material respects to the diligence request submitted to the Company or Company Counsel by the Underwriter.

2.53.   Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors, or stockholders (without the consent of the Underwriter) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

2.54.   As used in this Agreement, references to matters being “material” with respect to the Company shall mean a material event, change, condition, status, or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations, or results of operations of the Company either individually or taken as a whole, as the context requires.

2.55. As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company.

 3. COVENANTS OF THE COMPANY.

The Company covenants and agrees as follows:

3.1.   Amendments to Registration Statement. The Company shall deliver to the Underwriter, at least one (1) Business Day (or such shorter time mutually agreed by the parties hereto) prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

3.2.   Federal Securities Laws.

3.2.1.   Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of its receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; or (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2.   Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of Underwriter Counsel or Company Counsel, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser; or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Underwriter notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package, or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement; and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or Underwriter Counsel shall reasonably object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company shall give the Underwriter notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 hereof and will furnish the Underwriter with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or Underwriter Counsel shall reasonably object.

3.2.3.   Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use its reasonable best efforts to maintain the registration of the Common Stock s under the Exchange Act. For a period of two (2) years after the date of this Agreement, the Company shall not deregister the Common Stock under the Exchange Act without the prior written consent of the Underwriter.

3.2.4.   Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter shall be deemed to have consented to each Issuer General Use Free Writing Prospectus set forth in Schedule 2. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending, and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.

3.2.5.   Reserved.

3.3.   Delivery to the Underwriter of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Underwriter and Underwriter’s Counsel, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon receipt of a written request therefor from such Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4.   Delivery to the Underwriter of Prospectuses. The Company has delivered or made available or will deliver or make available to the Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5.   Effectiveness and Events Requiring Notice to the Underwriter. The Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Underwriter promptly and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of Shares and Warrant Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or the Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package, or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall use its commercially reasonable efforts to obtain promptly the lifting of such order.

3.6.   Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information.

3.7.   Listing. The Company shall use its reasonable best efforts to maintain the listing of the Securities on the Exchange until at least two (2) years after the date of this Agreement.

3.8.   Reserved.

3.9.   Reports to the Underwriter.

3.9.1.   Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to stockholders; and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriter may from time to time reasonably request. Documents filed with the Commission pursuant to its EDGAR system or press releases shall be deemed to have been delivered to the Underwriter pursuant to this Section 3.9.1. Any documents not filed with the Commission pursuant to its EDGAR system shall be delivered to miorio@efhutton.com, with a copy to swafalosky@efhutton.com.

3.9.2.   Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar acceptable to the Underwriter (the “Transfer Agent”) and shall furnish to the Underwriter at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Underwriter may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Continental Stock Transfer & Trust Company is acceptable to the Underwriter to act as Transfer Agent for the Common Stock.

3.9.3.   Trading Reports. For a period of three (3) years after the date of this Agreement, during such time as any of the Public Securities are listed on the Exchange, the Company shall provide to the Underwriter, at the Company’s expense, such reports published by the Exchange relating to price trading of the Public Securities, as the Underwriter shall reasonably request.

3.10.   Payment of Expenses.

3.10.1.   General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses related to the Offering or otherwise incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities and with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities and on the Exchange and such other stock exchanges as the Company and the Underwriter together determine, including any fees charged by the DTC; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (e) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Underwriter may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification, or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriter, Selected Dealers’ Agreement, Underwriter’s Questionnaire and Power of Attorney), Registration Statements, Prospectuses, and all amendments, supplements, and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary; (h) the costs and expenses of a public relations firm; (i) the costs of preparing, printing, and delivering certificates representing the Public Securities; (j) fees and expenses of the transfer agent for the Common Stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (l) the costs associated with one set of bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Underwriter may reasonably request; (m) the fees and expenses of the Company’s accountants; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) the fees and expenses of Underwriter’s Counsel; (p) the cost associated with the Underwriter’ use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; (q) to the extent approved by the Company in writing, the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; and (r) the Underwriter’s actual accountable expenses for the Offering, including, without limitation related to the “road show.” Notwithstanding the foregoing, the Company’s obligations to reimburse the Underwriter for any out-of-pocket expenses actually incurred as set forth in the preceding sentence shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate for legal fees and related expenses. Additionally, one percent (1.0%) of the gross proceeds of the Offering shall be provided to EF Hutton for nonaccountable expenses. The Underwriter may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter, less any amounts advanced.

3.10.2. Tail Period. The Underwriter shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced to the Company by the Underwriter during the Engagement Period, in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the six (6) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. Notwithstanding the foregoing, no fee shall be payable by the Company pursuant to this Section 3.10.2 if the Company terminates this Agreement for cause, which shall include the material failure of the Underwriter to provide underwriting services, as provided in FINRA Rule 5110(g)(5)(B).

“Engagement Period” means the period beginning on May 31, 2024 and ending 180 days thereafter.

3.12. Right of First Refusal. The Underwriter shall have the right of first refusal for six (6) months from the closing of this offering where the Company has received at least $3,000,000 to act as exclusive financial advisor in connection with any acquisition or other effort by the Company to obtain control, directly or indirectly, and whether in one or a series of transactions, of all or other significant portion of the assets or securities of a third party, or the sale or other transfer by the Company, whether in one or a series of transactions, of assets or securities, or any extraordinary corporate transaction or as sole bookrunning underwriter or sole placement agent, as the case may be, on any financing for the Company. In the event the Company advises the Underwriter that it desires to effect such financing, the Company and Underwriter will negotiate in good faith the terms of the Underwriter’s engagement in a separate agreement, which agreement would set forth, among other matters, compensation for the Underwriter based upon customary fees for the services provided. The Underwriter’s participation in any such financing will be subject to the approval of Underwriter’s internal committees and other conditions customary for such an undertaking. Notwithstanding the foregoing, no fee shall be payable by the Company pursuant to this Section 3.12 if the Company terminates this Agreement for cause which shall include the material failure of the Underwriter to provide underwriting services, as provided in FINRA Rule 5110(g)(5)(B).

3.13.   Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.14.   Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.15.   Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors, or stockholders has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization, or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.16.   Internal Controls. For a period of one (1) year after the date of this Agreement, the Company shall use its best efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.17.   Accountant. As of the date of this Agreement, the Company has retained an independent registered public accounting firm, as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board, reasonably acceptable to the Underwriter, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Underwriter acknowledges that WWC, P.C. is acceptable to the Underwriter.

3.18.   FINRA. For a period of ninety (90) days from the later of the Closing Date or the Option Closing Date, the Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of ten percent (10%) or more of any class of the Company’s securities, or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the one hundred eighty (180) days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.19.   No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter’s responsibility to the Company is solely contractual in nature and that none of the Underwriter or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.20.    Lock-Up Agreements of the Company, Management and Affiliate’s.. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Underwriter, it will not, for a period of one hundred eighty (180) days after the Closing of the Offering (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company other than a registration statement on Form  S-8; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit or senior credit facility with a traditional bank or other lending institution; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. Additionally, the Company’s directors and officers and any other holders of the outstanding Common Stock as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Common Stock) shall also be subject to the Lock-Up Period. The Company, its directors, officers and 5% holders of the Company’s Common Stock shall enter into lock-up agreements in the form of Exhibit C.

The restrictions contained in this Section 3.20 shall not apply to (i) the Public Securities and Warrant Shares to be sold hereunder; (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security, in each case outstanding on the date hereof, provided that such options, warrants, and securities are disclosed in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or reports filed by the Company with the Commission and have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price, or conversion price of such securities or to extend the term of such securities, (iii) the issuance of Common Stock as part of the purchase price in connection with the acquisitions or strategic transactions, provided such issuance is approved by the disinterested directors of the Company, or (iv) the issuance by the Company of any shares of Common Stock or standard options to purchase shares of Common Stock to directors, officers, or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase shares of Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

3.21.   Release of D&O Lock-up Period. If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 2.25 hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.22.   Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriter, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.23.   Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.24.   Press Releases. Prior to the Closing Date and any Option Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial, or otherwise, or earnings, business affairs, or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriter is notified), without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

3.25.  Sarbanes-Oxley. For a period of one (1) year after the date of this Agreement, the Company shall at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

3.26.   IRS Forms. If requested by the Underwriter, the Company shall deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

4. CONDITIONS OF UNDERWRITER’S OBLIGATIONS.

The obligations of the Underwriter to purchase and pay for the Public Securities or the pre-funded exercise price of the Pre-Funded Warrants, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1.   Regulatory Matters.

4.1.1.   Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:30 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

4.1.2.   FINRA Clearance. On or before the date of this Agreement, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

4.1.3.   Exchange Clearance. On the Closing Date, the Firm Shares and shares underlying the Firm Warrants shall have been approved for listing on the Exchange, subject only to official notice of issuance. On the Option Closing Date, the Option Shares and shares underlying the Option Warrants shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2.   Company Counsel Matters.

4.2.1.   Closing Date Opinion of Counsel. On the Closing Date, the Underwriter shall have received the favorable opinion and negative assurance letter of Sichenzia Ross Ference Carmel LLP (“Company Counsel”), counsel to the Company, dated the Closing Date and addressed to the Underwriter, in form and substance satisfactory to the Underwriter.

4.2.2. Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Underwriter shall have received the favorable opinion and negative assurance letter of Company Counsel listed in Section 4.2.1, dated the Option Closing Date, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter, confirming as of the Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

4.3.   Comfort Letters.

4.3.1.   Comfort Letter. At the time this Agreement is executed the Underwriter shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Underwriter and in form and substance satisfactory in all respects to the Underwriter and to Underwriter’s Counsel from the Auditor, dated as of the date of this Agreement.

4.3.2.   Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditors reaffirms the statements made in the letter furnished pursuant to Section 4.3.1.

4.4.   Officers’ Certificates.

4.4.1.   Officers’ Certificate. The Company shall have furnished to the Underwriter a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer or President, and its Chief Financial Officer stating that on behalf of the Company and not in an individual capacity that (i) such officers have examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto after the Effective Date, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto after the Effective Date, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) to their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iii) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, a Material Adverse Change.

4.4.2.   Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying on behalf of the Company and not in an individual capacity: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5.   No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6.  No Material Misstatement or Omission. The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Underwriter Counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of Underwriter Counsel, is material or omits to state any fact which, in the opinion of Underwriter Counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.7.  Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Public Securities, the Registration Statement, the Pricing Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Underwriter Counsel, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

4.8.  Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Underwriter executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.10. Additional Documents. At the Closing Date and at each Option Closing Date (if any) Underwriter’s Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Underwriter Counsel to deliver an opinion to the Underwriter, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and Underwriter Counsel.

5. INDEMNIFICATION.

5.1.  Indemnification of the Underwriter.

5.1.1.   General. The Company shall indemnify and hold harmless the Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage, and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange, or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriter’s Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Disclosure Package, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage, or expense of such Underwriter Indemnified Party (a) is based on the Underwriter’s Information, (b) results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim, or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof, or (c) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such Underwriter Indemnified Party.

5.1.2.   Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) the action includes both the Company and the indemnified party as defendants and such indemnified party or parties shall have been advised by its counsel that there may be defenses available to it or them which are different from or additional to those available to the Company which makes it impossible or inadvisable for the Company and such indemnified party to be represented in the action by the same counsel (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Parties who are party to such action (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld.

5.2.   Indemnification of the Company. The Underwriter shall indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage, and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to such losses, liabilities, claims, damages, and expenses (or actions in respect thereof) which arise out of or are based upon untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriter’s Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus.

5.3.   Contribution.

5.3.1.   Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation, or proceeding referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation, or proceeding. Notwithstanding the provisions of this Section 5.3.1 no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering less the amount of any damages which such Underwriter has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act, or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2.   Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit, or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act, or otherwise available.

6. DEFAULT BY AN UNDERWRITER.

6.1.   Default Not Exceeding 10% of Firm Securities or Option Securities. If any Underwriter shall default in its obligations to purchase the Firm Securities or the Option Securities, if the Over-allotment Option is exercised hereunder, and if the number of the Firm Securities or Option Securities with respect to which such default relates does not exceed in the aggregate ten percent (10%) of the number of Firm Securities and or Option Securities that the Underwriter have agreed to purchase hereunder, then such Firm Securities or Option Securities to which the default relates shall be purchased by the non-defaulting Underwriter in proportion to their respective commitments hereunder.

6.2.   Default Exceeding 10% of Firm Securities or Option Securities. In the event that the default addressed in Section 6.1 relates to more than ten percent (10%) of the number of Firm Securities or Option Securities, the Underwriter may in its discretion arrange for itself or for another party or parties to purchase such Firm Securities or Option Securities to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than ten percent (10%) of the number of Firm Securities or Option Securities, the Underwriter does not arrange for the purchase of such Firm Securities or Option Securities, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Underwriter to purchase said Firm Securities or Option Securities on such terms. In the event that neither the Underwriter nor the Company arrange for the purchase of the Firm Securities or Option Securities to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Underwriter or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or Underwriter (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Securities, this Agreement will not terminate as to the Firm Securities; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

6.3.   Postponement of Closing Date. In the event that the Firm Securities or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriter, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package, or the Prospectus that in the opinion of Underwriter Counsel may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities or Option Securities.

7. ADDITIONAL COVENANTS.

7.1.   Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the fortieth (40th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

8.1.   Effective Date. This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.

8.2.   Termination. The Underwriter shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Underwriter’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or The Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Securities or Option Securities; or (vii) if the Company is in material breach of any of its representations, warranties, or covenants hereunder; or (viii) if the Underwriter shall have become aware after the date hereof of a Material Adverse Change, or an adverse material change in general market conditions as in the Underwriter’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriter for the sale of the Public Securities.

8.3.   Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriter, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriter fees earned and expenses incident to the Offering and the performance of the Underwriter’s obligations under this Agreement, all reasonable out-of-pocket expenses of the Underwriter related to the transactions contemplated herein then due and payable (including the fees and disbursements of Underwriter’s Counsel not to exceed One Hundred Thousand Dollars ($100,000), background check costs and due diligence expenses). Upon demand by the Underwriter, the Company shall pay the full amount thereof to the Underwriter; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

Notwithstanding the foregoing, any advance received by the Underwriter will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

8.4.   Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5.   Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

 9. MISCELLANEOUS.

9.1.   Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or emailed and confirmed (which may be by email) or if mailed, two (2) days after such mailing.

If to the Underwriter:

EF Hutton

590 Madison Avenue, 39th Floor

New York, New York 10022

Attn: Mark Iorio

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attention: Joseph M. Lucosky, Esq.,

E-mail: jlucosky@lucbro.com

If to the Company:

Nature’s Miracle Holding Inc

3281 e. Guasti Road, Suite 175

Ontario, CA 91761

Attn:  Tie “James” Li

E-mail: james.li@nature-miracle.com

with a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attn: Huan Lou, Esq.

E-mail: hloul@srfc.law and

Attn: David B. Manno, Esq.

E-mail: dmanno@srfc.law

9.2.   Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3.   Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4.   Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5.   Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company, and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs, and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriter.

9.6.   Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding, or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding, or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance, or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance, or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance, or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
	Name:	Tie (James) Li
	Title:	Chief Executive Officer

Confirmed as of the date first written above mentioned,:

EF HUTTON LLC

By:	/s/ Gaurav Verma
	Name:	Gaurav Verma
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Pricing Information

Number of Units:		5,000,000
Number of Firm Shares:		5,000,000
Number of Firm Warrants underlying the Units:		5,000,000
Number of Pre-Funded Units:		0
Number of Firm Pre-Funded Warrants:		0
Number of Firm Warrants underlying the Pre-Fund Units		0
Number of Option Shares:		750,000
Number of Option Warrants:		750,000
Number of Option Pre-Funded Warrants:		0
Public Offering Price per Unit with Firm Shares:		$0.24
Public Offering Price per Firm Share:		$0.23
Public Offering Price per Firm Warrant (underlying Firm Units or Firm Pre-Funded Units):		$0.01
Public Offering Price per Pre-Funded Unit:	$	N/A
Public Offering Price per Firm Pre-Funded Warrant:	$	N/A
Public Offering Price per Option Share:	$	N/A
Public Offering Price per Option Warrant:		$0.01
Underwriting Discount per Unit with Firm Shares:		$0.0168
Underwriting Discount per Pre-Funded Unit:	$	N/A
Underwriting Discount per Option Share:		$0.0168
Underwriting Discount per Option Warrant:		$0.0007
Proceeds to Company per Unit with Firm Shares (before expenses):		$0.2232
Proceeds to Company per Pre-Funded Unit (before expenses):	$	N/A
Proceeds to Company per Option Share (before expenses):	$	N/A
Proceeds to Company per Option Warrant (before expenses):		$0.0093

SCHEDULE 2

Issuer General Use Free Writing Prospectuses

None.

SCHEDULE 3

List of Lock-Up Parties

1.	Tie (James) Li
2.	George Yutuc
3.	Zhiyi (Jonathan) Zhang
4.	Varto Doudakian
5.	Charles Jourdan Hausman
6.	H. David Sherman
7.	Jon Montgomery
8.	Wei Yang

EXHIBIT A

Form of Warrant

EXHIBIT B

Form of Pre-Funded Warrant

EXHIBIT C

Form of Lock-Up Agreement

July 25, 2024

EF Hutton LLC,

as Underwriter

590 Madison Avenue, 39th Floor

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that EF Hutton LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Nature’s Miracle Holding Inc, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) or pre-funded warrants to purchase shares of Common Stock in lieu thereof (the “Pre-Funded Warrants,” and collectively with the shares of Common Stock, the “Securities”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending one hundred eighty (180) days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities or any securities convertible into or exercisable or exchangeable for the Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy, or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage, or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company, or other business entity, any transfers of Lock-Up Securities to any shareholder, partner, or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c), or (d), (i) it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; (ii) each party (donor, donee, transferor, or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; and (iii) the undersigned notifies the Underwriter at least two (2) business days prior to the proposed transfer or disposition.

In addition, the foregoing restrictions shall not apply to (i) the exercise or vesting of stock options or other equity awards granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the undersigned’s Common Stock issued upon such exercise, (ii) the conversion or exercise of convertible debt or warrants; provided that it shall apply to any of the undersigned’s Common Stock issued upon such exercise, or (iii) the establishment of any new plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the undersigned’s Securities shall be made pursuant to such new Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company, or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this this lock-up agreement except in compliance with this this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any Securities that the undersigned may purchase in the Public Offering; (ii) the Underwriter agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Underwriter are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that, if the Underwriting Agreement is not fully executed or does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

EXHIBIT D

Form of Press Release

(See attached.)